INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-67133, 333-67131 and 333-67135 dated November 12, 1998; 333-51647 dated
May 1,1998; 333-45491, 333-45493, 333-45507, 333-45495 and 333-45499 dated
February 3, 1998; 333-45423 dated February 2, 1998; 33-75564, 33-75566, 33-
75568, 33-75572, 33-75574, 33-67822 and 33-67824 dated February 1, 1995;
33-92430, 33-92428, 33-92432 and 33-92426 dated May 17, 1995; 33-92862 and 33-
92860 dated May 30, 1995; 33-92858 dated June 1, 1995; 333-12941, 333-12875 and 333-12939 dated September 27, 1996; and 333-17179 dated December 3, 1996 of Borg-Warner Automotive, Inc. on Form S-8 of our report, incorporated by reference in the Annual Report on Form 10-K of Borg-Warner Automotive, Inc. for the year ended December 31, 1998.



/s/ DELOITTE & TOUCHE LLP
----------------------
Deloitte & Touche LLP


Chicago, Illinois
March 19, 1999